UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 29, 2011

Date of Report (Date of earliest event Reported)

L & L Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-32505	91-2103949
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

130 Andover Park East, Suite 200, Seattle WA 98188

(Address of principal executive offices) (Zip Code)

(206) 264-8065

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2011, L & L Energy, Inc. (“L&L”) entered into a contract to acquire a majority controlling interest (60%) of the DaPing coal mine located in Pan County, Guizhou Province in China. The mine currently produces approximately 150,000 tons of high-quality, low-sulfur metallurgical coal per year and is increasing its production to 300,000 tons of annual capacity.  The mine has 14.75 million tons of coal reserves. It is expected L&L will use the US mining techniques and mining equipment to facilitate the expansion goal and shorten the completion time.

L&L and the current owner of DaPing will form a U.S. joint venture company in China, L&L will contribute approximately USD $18 million in exchange for management control and 60% equity of the new joint venture company. In addition, L&L plans to inject USD $3 million cash for safety and efficiency improvements using US mining technology.

A English translation of the Agreement is attached hereto as Exhibit 10.1. Copy of the governing agreement in Chinese, is available in L&L’s office.

Item 9.01	Financial Statements and Exhibits
10.1	Equity Transfer Agreement (English Translation)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L & L ENERGY, INC.
(Registrant)

Date: March 29, 2011	By:	/s/ Dickson V. Lee
Dickson V. Lee,
Chief Executive Officer